Exhibit K.18

TENTH AMENDMENT TO CREDIT AGREEMENT

This Tenth Amendment to Credit Agreement (the “Amendment”) is made as of May     , 2013, by and among TORTOISE ENERGY INFRASTRUCTURE CORPORATION, a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, BANK OF AMERICA, N.A., and THE BANK OF NOVA SCOTIA (each a “Bank” and, collectively, the “Banks”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”), as agent for the Banks hereunder (in such capacity, the “Agent”), and as lead arranger hereunder (in such capacity, the “Lead Arranger”). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.

Preliminary Statements

(a) The Banks and the Borrower are parties to a Credit Agreement dated as of March 22, 2007, as amended by the First Amendment to Credit Agreement dated as of May 29, 2007, as further amended by the Second Amendment to Credit Agreement dated as of October 31, 2007, as further amended by the Third Amendment to Credit Agreement dated as of March 21, 2008, as further amended by the Fourth Amendment to Credit Agreement dated as of March 20, 2009, as further amended by the Fifth Amendment to Credit Agreement dated as of June 20, 2009, as further amended by the Sixth Amendment to Credit Agreement dated as of June 20, 2010, as further amended by the Seventh Amendment to Credit Agreement dated as of March 9, 2011, as further amended by the Eighth Amendment to Credit Agreement dated June 20, 2011, and as further amended by the Ninth Amendment to Credit Agreement dated as of June 18, 2012 (as so amended, and as the same may be further amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”). The current Commitments of the Banks are as set forth on Exhibit A attached to this Amendment.

(b) The Borrower has requested to renew and extend the term of the Credit Agreement until June 16, 2014, and to make certain modifications to the terms of the Credit Agreement as set forth in the Amendment.

(c) The Banks are willing to agree to the foregoing requests, subject, however, to the terms, conditions and agreements set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Modification to Section 1.1 Definitions. The following definition set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

“Termination Date” means June 16, 2014; provided, however, if such day is not a Business Day, the Termination Date shall be the immediately preceding Business Day.

2. Modification to Section 3.1(a). All references to “1.25%” in Section 3.1(a) of the Credit Agreement are hereby deleted and are hereby replaced with “1.125%”.

Tenth Amendment to Credit Agreement

3. Modification to Section 3.1(c). The reference to “0.200%” in Section 3.1(c) of the Credit Agreement is hereby deleted and is hereby replaced with “0.150%”.

4. Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

5. Conditions Precedent to Amendment. Except to the extent waived in a writing signed by the Agent and delivered to the Borrower, the Agent and the Banks shall have no duties under this Amendment until the Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:

(a) Amendment. This Amendment;

(b) Secretary’s Certificate. A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Agent that, among other things, (i) attached thereto as an exhibit is a true and correct copy of the resolutions of the board of directors of the Borrower authorizing the Borrower to enter into the transactions described in this Amendment and the execution, delivery and performance by the Borrower of any documents related to this Amendment, (ii) the articles of incorporation and by-laws of the Borrower as delivered to the Agent pursuant to the Secretary’s Certificate dated June 18, 2012, from the Borrower’s secretary remain in full force and effect and have not been amended or otherwise modified or revoked, and (iii) attached thereto as exhibits are certificates of good standing, each of recent date, from the Secretary of State of Maryland and the Secretary of State of Kansas, certifying the good standing and authority of the Borrower in such states as of such dates; and

(c) Other Documents. Such other documents as the Agent may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.

6. No Other Amendments; No Waiver of Default. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms. By entering into this Amendment, the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.

7. Expenses/Fees. The Borrower agrees to pay and reimburse the Agent and/or the Banks for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Agent and the Banks.

Tenth Amendment to Credit Agreement

8. Counterparts; Fax Signatures. This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

9. Governing Law. This Amendment shall be governed by the same law that governs the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

Tenth Amendment to Credit Agreement

K.S.A. §16-118 Required Notice. This statement is provided pursuant to K.S.A. §16-118: “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.” THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:

Creditor:

Creditor:

Debtor:

[signature page(s) to follow]

Tenth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION, the Borrower

By:
Name: P. Bradley Adams
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Bank

By:
Name: Colleen S. Hayes
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Bank

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Bank

By:
Name:
Title:

Tenth Amendment to Credit Agreement – Signature Page

EXHIBIT A

(Banks and Commitments)

Bank	Revolving Credit Loan Commitment Amount	Swingline Loan Commitment Amount*	Bank’s Total Commitment Amount	Bank’s Pro-Rata Percentage
U.S. Bank National Association	$35,000,000	$5,000,000	$35,000,000	0.41176470588235
The Bank of Nova Scotia	$20,000,000	0	$20,000,000	0.23529411764706
Bank of America, N.A.	$30,000,000	0	$30,000,000	0.35294117647059

TOTALS:	$85,000,000	$5,000,000	$85,000,000	1.000000000000

*	As more particularly described in the Agreement, the Swingline Loan Commitment is a subcommitment under the Revolving Credit Loan Commitments. Accordingly, extensions of credit under the Swingline Loan Commitment act to reduce, on a dollar-for-dollar basis, the amount of credit otherwise available under the Revolving Credit Loan Commitments.

Tenth Amendment to Credit Agreement – Exhibit A